UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2014

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA
(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2014, the Board of Directors (the “Board”) of ArQule, Inc. (the “Registrant”) revised Sections 7, 8, 10 and 11 of Article II of the Registrant’s Amended and Restated Bylaws (“Bylaws”). The revisions provided for:

1.	Specific authority of the Board to, at any time, appoint or change the chairman of any committee.

2.
Authorization of the chairman of any committee established by the Board to create or disband one or more subcommittees; subject to certain conditions set forth in the Bylaws, to appoint its membership; and to delegate to any such subcommittee any or all of the powers and authority expressly delegated by the Board to the committee of the Board to which it is subordinate, which delegated powers and authority may be exercised by such subcommittee in the management of the business and affairs of the Registrant.

3.	Addition of e-mail or other verifiable electronic communication as a means of providing formal notice of a special meeting of the Board to its members.

4.
Addition of electronic transmissions as a means of taking any action required or permitted to be taken at any meeting of the Board or of any committee thereof to be taken without a meeting and without notice, and providing evidence of the member’s consent to such action as required by the By-laws

The description of the revisions to the Bylaws set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

 Exhibit 3.1 Amended and Restated By-Laws of ArQule, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

January 27, 2014

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